Exhibit 99.1

Tenneco to Create Two Independent, Public Companies with Acquisition of Federal-Mogul

Aftermarket & Ride Performance Company; Powertrain Technology Company

•	Transformational acquisition accelerates long-term value creation by creating two focused, purpose built industry leaders in their respective markets with greater scale, and strategic and financial flexibility.

•	Brings together complementary businesses—the aftermarket and ride performance company will include Tenneco Ride Performance and Federal-Mogul Motorparts, and the powertrain technology company will include Tenneco Clean Air and Federal-Mogul Powertrain.

•	The aftermarket & ride performance original equipment company will be one of the world’s leading multi-line aftermarket and OE suppliers with:

•	Premier aftermarket brands, broad product coverage and strong distribution;

•	A strong portfolio of OE braking and advanced suspension technologies and capabilities;

•	An outstanding strategic position to 1) improve go-to-market capabilities in the Americas and EMEA regions, 2) capture Asia Pacific aftermarket growth, and 3) capitalize on new OE trends in mobility, electrification/autonomous driving.

•	The powertrain technology company will be one of the largest pure play powertrain suppliers globally with:

•	A portfolio of engine-to-tailpipe products and system solutions;

•	An excellent position to capture content growth due to 1) the demand for improved engine performance, 2) tightening fuel economy and criteria pollutant regulations, 3) light vehicle hybridization trends, and 4) commercial truck and off-highway expansion opportunities.

•	Acquisition expected to be value accretive and generate synergy opportunities of at least $200 million in annual earnings and $250 million in working capital.

Lake Forest, Illinois, April 10, 2018 – Tenneco (NYSE: TEN), one of the world’s leading designers, manufacturers and distributors of Ride Performance and Clean Air products and technology solutions for diversified markets, announced today that it has signed a definitive agreement to acquire Federal-Mogul, a leading global supplier to original equipment manufacturers and the aftermarket. Federal-Mogul is being acquired from Icahn Enterprises L.P. for a total consideration of $5.4 billion to be funded through cash, Tenneco equity and assumption of debt.

Tenneco also announced its intention to separate the combined businesses into two independent, publicly traded companies through a tax-free spin-off to shareholders that will establish an aftermarket & ride performance company and a powertrain technology company.

The acquisition is expected to close in the second half of 2018, subject to regulatory and shareholder approvals and other customary closing conditions, with the separation occurring in the second half of 2019.

“This is a landmark day for Tenneco with an acquisition that will transform the company by creating two strong leading global companies, each in an excellent position to capture opportunities unique to their respective markets,” said Brian Kesseler, CEO, Tenneco. “Federal-Mogul brings strong brands, products and capabilities that are complementary to Tenneco’s portfolio and in line with our successful growth strategies. Unleashing two new product focused companies with even stronger portfolios will allow them to move faster in executing on their specific growth priorities.”

-More-

Carl C. Icahn, Chairman of Icahn Enterprises, stated: “Icahn Enterprises acquired majority control of Federal-Mogul in 2008 when we saw an out-of-favor market opportunity for a great company. During that time, we have built one of the leading global suppliers of automotive products. I am very proud of the business we have built at Federal-Mogul and agree with Tenneco regarding the tremendous value in the business combination and separation into two companies. We expect to be meaningful stockholders of Tenneco going forward and are excited about the prospects for additional value creation.”

Post-Close Operating Structure

Upon completion of the acquisition, Tenneco will operate the combined businesses under a structure designed to begin concurrently the successful integration of Tenneco and Federal-Mogul and the separation of the aftermarket & ride performance and the powertrain technology companies.

Aftermarket & Ride Performance Company

The strategic combination of Tenneco’s Ride Performance business with Federal-Mogul’s Motorparts business will establish a global aftermarket leader with an impressive portfolio of some of the strongest brands in the aftermarket including Monroe®, Walker®, Wagner®, Champion®, Fel-Pro® and MOOG®. The company’s broader aftermarket product coverage, stronger distribution channels, and enhanced channel development will strengthen its position in established and high growth markets (China and India), and drive success through new mobility models and capturing evolving e-commerce opportunities. On the OE side of the business, the combination creates a portfolio of braking and advanced suspension technologies and capabilities that set the foundation for meeting changing performance requirements for comfort and safety, and ultimately reinventing the ride of the future with new solutions for ride differentiation and capitalizing on electrification and autonomous driving trends.

Powertrain Technology Company

The powertrain technology company will be one of the largest pure play powertrain suppliers through the combination of Tenneco’s Clean Air product line and Federal Mogul’s Powertrain business, bringing together market leaders with reputations for innovation in meeting the changing needs of customers. The combined business will offer a robust portfolio of products and systems solutions—from the engine to the tailpipe—to improve engine performance and meet tightening criteria pollutant regulations and fuel economy standards. With its global scale, the company will drive content growth due to the demand for improved engine performance, tightening emissions regulations, light vehicle hybridization and expanded market opportunities with commercial truck and off-highway customers.

Strategic Rationale for Separated Companies

1.	Strategically positions each company: focused, purpose-built leaders in their respective markets with the strategic and financial flexibility to drive long-term value creation.

2.	Scales each company to win: size, broader product portfolios and greater capabilities to capitalize on industry trends unique to each.

3.	Enhances capabilities to capture growth with focused investments.

4.	Provides investors with distinct investment opportunities: two strong companies that have specific growth, capital deployment and product profiles.

“Today’s announcement is an extension of Tenneco’s proven strategies for delivering profitable growth and will accelerate each company’s ability to capitalize on trends that are fundamentally changing our industry,” said Gregg Sherrill, executive chairman, Tenneco. “This is a major step forward in building an even stronger position with the combination of strategically aligned companies and the subsequent separation of the businesses, realigned in such a way to unlock shareholder value.”

Summary Terms of Agreement

Tenneco will acquire Federal-Mogul for $5.4 billion through a combination of $800 million in cash, 5.7 million shares of Tenneco Class A common stock (representing a 9.9% voting interest), 23.8 million shares of Non-Voting Class B common stock and assumption of debt. Under the agreement, Tenneco can reduce the number of shares of Class B Non-Voting common stock by up to 7.3 million shares and increase the cash consideration proportionately at the closing.

Tenneco has put in place committed debt financing to fund the transaction, which will replace Tenneco’s existing senior credit facilities and certain senior facilities at Federal-Mogul.

Upon closing, Tenneco expects a pro forma net debt-to-adjusted EBITDA ratio of approximately 3x. The company is targeting a net debt-to-adjusted EBITDA ratio of approximately 2.5x by the end of 2019.

Tenneco expects that the transaction will generate significant value for shareholders.

Attachment 1

•	Tenneco Pro Forma Financial Overview

•	Reconciliation of GAAP to Non-GAAP Earnings Measures—Adjusted EBITDA

•	Reconciliation of GAAP to Non-GAAP results – Reallocation of Clean Air Aftermarket

Conference Call

Tenneco will host a conference call on April 10, 2018 at 8:30 a.m. ET. The dial-in number is 1-866-807-9684 (domestic) or 1-412-317-5415 (international). The passcode is Tenneco conference call. The call and accompanying slides will be available on the investors section of the Tenneco web site at www.investors.tenneco.com.

A recording of the call will be available one hour following completion of the call on April 10, 2018 through April 17, 2018. To access this recording, dial 1-877-344-7529 (domestic) or 1-412-317-0088 (international) or 1-855-669-9658 (Canada). The replay access code is 10119248. The purpose of the call is to discuss the company’s transaction announcement. A copy of the press release is available on the investors and news sections of the Tenneco web site.

Advisors

Barclays served as the lead financial advisor to Tenneco and provided a fairness opinion to Tenneco’s Board of Directors. J.P. Morgan acted as an M&A advisor to Tenneco. J.P. Morgan and Barclays provided committed financing for the transaction. Kirkland & Ellis LLP and Mayer Brown LLP provided legal advice to Tenneco.

About Tenneco

Tenneco is a $9.3 billion global manufacturing company with headquarters in Lake Forest, Illinois and approximately 32,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of ride performance and clean air products and systems for automotive and commercial vehicle original equipment markets and the aftermarket. Tenneco’s principal brand names are Monroe®, Walker®, XNOx™ and Clevite®Elastomer.

About Federal-Mogul

Federal-Mogul, with revenue of $7.8 billion, operates two independent divisions with its headquarters in Southfield, Michigan and nearly 55,000 employees worldwide. Federal-Mogul Powertrain designs and manufactures original equipment powertrain components and systems protection products for automotive, heavy-duty, industrial and transport applications. Federal-Mogul Motorparts sells and distributes a broad portfolio of products under many of the most recognized brands in the global vehicle aftermarket, while also serving original equipment vehicle manufacturers with products including braking, wipers and a range of chassis components. The company’s aftermarket brands include ANCO®, Beck/Arnley®, BERU®*, Champion®, Interfil®, AE®, Fel-Pro®, FP Diesel®, Goetze®, Glyco®, National®, Nüral®, Payen®, Sealed Power® and Speed-Pro® engine products; MOOG®; and Abex®, Ferodo®, Jurid® and Wagner® brake products and lighting.

About Icahn Enterprises L.P.

Icahn Enterprises, a master limited partnership, is a diversified holding company engaged in ten primary business segments: Investment, Automotive, Energy, Railcar, Gaming, Metals, Mining, Food Packaging, Real Estate and Home Fashion.

Safe Harbor

This release contains forward-looking statements. These forward-looking statements include, but are not limited to, (i) all statements, other than statements of historical fact, included in this communication that address activities, events or developments that we expect or anticipate will or may occur in the future or that depend on future events and (ii) statements about our future business plans and strategy and other statements that describe Tenneco’s outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. These forward-looking statements are included in various sections of this communication and the words “may,” “will,” “believe,” “should,” “could,” “plan,” “expect,” “anticipate,” “estimate,” and similar expressions (and variations thereof) are intended to identify forward-looking statements. Forward-looking statements included in this release concern, among other things, the proposed acquisition of Federal-Mogul LLC, including the expected timing of completion of the proposed acquisition and related transactions; the benefits of the proposed acquisition; the combined company’s plans, objectives and expectations; future financial and operating results; and other statements that are not historical facts. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements, including the risk that the transaction may not be completed in a timely manner or at all due to a failure to satisfy certain closing conditions, including any stockholder or regulatory approval or the failure to satisfy other conditions to completion of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement; the outcome of any legal proceeding that may be instituted against Tenneco and others following the announcement of the transaction; the combined company may not complete a spin-off of the Aftermarket & Ride Performance business from the Powertrain Technology business (or achieve some or all of the anticipated benefits of such a spin-off); the proposed transaction may have an adverse impact on existing arrangements with Tenneco, including those related to transition, manufacturing and supply services and tax matters; the amount of the costs, fees, expenses and charges related to the transaction may be greater than expected; the ability to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the risk that the benefits of the transaction, including synergies, may not be fully realized or may take longer to realize than expected; the risk that the transaction may not advance the combined company’s business strategy; the risk that the combined company may experience difficulty integrating all employees or operations; the potential diversion of Tenneco management’s attention resulting from the proposed transaction; as well as the risk factors and cautionary statements included in Tenneco’s periodic and current reports (Forms 10-K, 10-Q and 8-K) filed from time to time with the SEC. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Unless otherwise indicated, the forward-looking statements in this release are made as of the date of this communication, and, except as required by law, Tenneco does not undertake any obligation, and disclaims any obligation, to publicly disclose revisions or updates to any forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed transaction between Tenneco Inc. (the “Company”) and Federal-Mogul LLC, the Company intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or other document(s) that the Company may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, FEDERAL-MOGUL AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the proxy statement and other relevant materials (when they become available), and any and all documents filed by the Company with the SEC may be obtained for free at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company via the Company’s Investor Relations section of its website at investors.tenneco.com or by contacting Investor Relations by directing a request to the Company, Attention: Investor Relations, 500 North Field Drive in Lake Forest, Illinois 60045 or by calling (847) 482-5162.

Certain Information Regarding Participants

The Company and its respective directors and executive officers may be deemed participants in the solicitation of proxies in connection with the proposed transaction. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed transaction, and any interest they have in the proposed transaction, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in the Company’s proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2018, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 28, 2018. You may obtain these documents (when they become available) free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at the Company.

No Offers or Solicitations

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

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Tenneco investor inquiries:

Linae Golla

847 482-5162 (office)

224 632-0986 (cell)

lgolla@tenneco.com

Victoria Sivrais

312 690-6004 (office)

773 428-4900 (cell)

vsivrais@clermontpartners.com

Tenneco media inquiries:

Bill Dawson

847 482-5807 (office)

224 280-4308 (cell)

bdawson@tenneco.com

Margie Pazikas (Europe)

+32 (0) 2 706 9025 (office)

+32 (0) 477 22 6152 (cell)

mpazikas@tenneco.com

Attachment 1

Tenneco Pro Forma Financial Overview

Pro Forma FY 2017	Total Revenue ($B)	Value-add Revenue ($B)	Adjusted EBITDA ($M)	Earnings Synergies ($M)(2)(3)	EBITDA (w/ synergies) ($M)
Ride Performance (Plus CA AM)(1)	$3.1	$3.1	$335	—	—
F-M Motorparts	3.3	3.3	260	—	—
Aftermarket & Ride Performance Company	$6.4	$6.4	$595	$115	$710
Clean Air (Less CA AM)(1)	$6.2	$4.0	$533	—	—
F-M Powertrain	4.5	4.5	493	—	—
Powertrain Technology Company	$10.7	$8.5	$1,025	$85	$1,110
Pro Forma Tenneco	$17.1	$14.9	$1,620	$200	$1,820

Note:

1.	The Clean Air Aftermarket business is intended to be allocated to the Ride Performance business.
2.	Represents annual run rate synergies expected to be achieved within 24 months.
3.	Additional one time working capital synergies of at least $250M expected.

Reconciliation of Non-GAAP Results

Adjusted EBITDA

$ Millions	Year Ended December 31, 2017
	Tenneco	Federal Mogul	Pro Forma
Net Income	$274	$361	$635
Interest Expense	73	148	221
Income Tax Expense / (Benefit)	70	(190)	(120)
Depreciation and Amorization	224	398	622

EBITDA	$641	$717	$1,357
Adjustments (reflect non-GAAP(1) measures)
Restructuring and related expenses	69	37	106
Pension and post retirement charges	13	—	13
Goodwill and intangible asset impairment	11	11	22
Antitrust settlement accrual	132	—	132
Warranty settlement	7	—	7
Gain on sale of unconsolidated JV	(5)	—	(5)
Loss on debt extinguishment	—	4	4
Gain on sale of assets	—	(7)	(7)
Gain from termination of customer contract	—	(6)	(6)
Warranty release	—	(4)	(4)
Release of deferred purchase price payment	—	(3)	(3)
EBITDA contribution of pending asset sales	—	(2)	(2)
Other	—	6	6

Adjusted EBITDA (non-GAAP Financial Measure)(2)	$868	$753	$1,620

1.	Generally Accepted Accounting Principles.
2.	Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company’s financial results in any particular period.

Reconciliation of Non-GAAP Results

Reallocation of Clean Air Aftermarket

$ Millions	Year Ended December 31, 2017
	Clean Air	Ride Performance	Other	Total
Total Revenue	$6,517	$2,757	—	$9,274
Less: Clean Air Substrates	(2,187)	—	—	(2,187)

Reported Value Add Revenue	$4,330	$2,757	—	$7,087
Less: Reallocation of Clean Air AM	(302)	302	—	—

Value Add Revenue (post Reallocation of Clean Air AM)	$4,028	$3,059	—	$7,087
Adjusted EBIT	$478	$255	($86)	$647
Plus: D&A	147	77	—	224
Less: Restructuring adjustments included in Other segment	—	—	(3)	(3)

Adjusted EBITDA	$625	$332	($89)	$868
Less: Allocation of Other segment	(54)	(35)	—	(89)
Less: Reallocation of Clean Air AM	(38)	38	—	—

Adjusted EBITDA (post Reallocation of Clean Air AM) (non-GAAP Financial Measure)(1)	$533	$335	—	$868

1.	Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company’s financial results in any particular period.